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                                    EXHIBIT A

                                 AMENDED CHARTER

                            Wilmington Trust Company

                              Wilmington, Delaware

                           As existing on May 9, 1987

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                                 AMENDED CHARTER

                                       OR

                              ACT OF INCORPORATION

                                       OF

                            WILMINGTON TRUST COMPANY

         Wilmington Trust Company, originally incorporated by an Act of the General Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "Wilmington Trust Company" by an amendment filed in the Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

         First: - The name of this corporation is Wilmington Trust Company.

         Second: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle; the name of its resident agent is Wilmington Trust Company whose address is Rodney Square North, in said City. In addition to such principal office, the said corporation maintains and operates branch offices in the City of Newark, New Castle County, Delaware, the Town of Newport, New Castle County, Delaware, at Claymont, New Castle County, Delaware, at Greenville, New Castle County Delaware, and at Milford Cross Roads, New Castle County, Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market Street, and 3605 Market Street, all in the City of Wilmington, New Castle County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

         Third: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

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         (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to appoint such officers and agents as the business of the Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

         (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

         (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

         (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

         (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

         (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

         (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation,

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         association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

         (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty, contract or agreement, either by itself or in conjunction with any other person, or persons, corporation, or corporations, or in like manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

         (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

         (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

         (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations,

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         contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the Board of Directors shall determine, and in the promotion of its said corporate business of investment and to the extent authorized by law, to lease, purchase, hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.
    (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

         (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

         (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

         (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

         (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

         (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State, District, Territory or Colony of the United States, and in any foreign country or place.

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         (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

    Fourth: - (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of:

         (1) One million (1,000,000) shares of Preferred stock, par value $10.00 per share (hereinafter referred to as "Preferred Stock"); and
         (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

    (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph (c) of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

         (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

         (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

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         (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

         (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

         (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

         (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

         (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

    (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b) of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article Fourth), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         (2) After distribution in full of the preferential amount, if any, (fixed in accordance with the provisions of section (b) of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

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         (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to section (b) of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

    (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

    (e) The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to section (b) of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

    (f) Subject to the provisions of section (e), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

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    (g) Shares of Common Stock may be issued from time to time as the Board of
    Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

    (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

    Fifth: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

    (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

    (c) Notwithstanding any other provisions of this Charter or Act of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

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    (d) Nominations for the election of directors may be made by the Board of
    Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

    (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

    (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

    Sixth: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

    Seventh: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved March 10, 1899, as from time to time amended.

    Eighth: - This Act shall be deemed and taken to be a private Act.

    Ninth: - This Corporation is to have perpetual existence.

    Tenth: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in

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    the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

    Eleventh: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

    Twelfth: - The Corporation may transact business in any part of the world.

    Thirteenth: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

    Fourteenth: - Meetings of the Directors may be held outside of the State of Delaware at such places as may be from time to time designated by the Board, and the Directors may keep the books of the Company outside of the State of Delaware at such places as may be from time to time designated by them.

    Fifteenth: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and (c) of this Article Fifteenth:
         (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

         (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

         (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

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         (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

         (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

              (2) The term "business combination" as used in this Article Fifteenth shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of paragraph 1 of the section (a).

         (b) The provisions of section (a) of this Article Fifteenth shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or By-Laws if such business combination has been approved by a majority of the whole Board.
         (c)  For the purposes of this Article Fifteenth:

    (1) A "person" shall mean any individual, firm, corporation or other entity.

    (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

         (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

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         (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

         (C) is an assignee of or has otherwise succeeded in any share of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    (3) A person shall be the "beneficial owner" of any Voting Shares:

         (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or

         (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

         (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

    (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

    (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981.

    (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Investment Stockholder set forth in paragraph (2) of this section (c),

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    the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (d) majority of the directors shall have the power and duty to determine for the purposes of this Article Fifteenth on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph
         (3) of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

         (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    Sixteenth: Notwithstanding any other provision of this Charter or Act of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Fifth, Thirteenth, Fifteenth or Sixteenth of this Charter or Act of Incorporation.

    Seventeenth: (a) a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Laws as the same exists or may hereafter be amended.

         (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."